EXHIBIT 99.1

Capstone Therapeutics Announces Operating Update Conference Call, Planned Initiation of AEM-28 Phase 1 Study and Fiscal Year 2013 Financial Results

TEMPE, Ariz., March 27, 2014 (GLOBE NEWSWIRE) -- Capstone Therapeutics (OTCQB:CAPS) ("the Company") and its joint venture affiliate, LipimetiX Development, LLC ("JV"), today will hold a conference call and webcast to provide an operating update, discuss the start of AEM-28 Phase 1 clinical studies and report financial results for the fiscal year 2013.

Operating Update and Results

The JV has a development plan to pursue regulatory approval of AEM-28 as treatment for Severe Refractory Hypercholesterolemia and Homozygous Familial Hypercholesterolemia (granted Orphan Drug Designation by FDA in 2012). The initial development plan will extend through Phase 1a and 1b/2a clinical trials and is expected to be completed in the fourth quarter of 2014, consistent with the original timeline. The clinical trials will have a safety primary endpoint and an efficacy endpoint targeting reduction of LDL and non-HDL cholesterol.

Regulatory filings have been made by the JV in both Canada and Australia seeking allowance to commence the proposed clinical trials. The proposed clinical trials for AEM-28 are randomized, double-blinded, placebo-controlled studies to evaluate the safety, tolerability, pharmacokinetics and pharmacodynamics of single ascending doses (Phase 1a in healthy patients) and multiple ascending doses (Phase 1b/2a in patients with Refractory Hypercholesterolemia). It is expected that the Phase 1a clinical trial will consist of 36 patients and the Phase 1b/2a will consist of 15 patients. The JV anticipates receiving allowance from regulatory authorities in Australia permitting the JV to proceed with the planned clinical trials. Based on this anticipated allowance, the JV has elected to pursue clinical trials in Australia. The JV will continue to work with Canadian regulatory authorities, and may, conditions permitting, conduct future clinical trials in Canada, the US and other regulatory jurisdictions.

Given the changes in the timing and location of the clinical trials discussed above, the JV may need additional funding. Additional funding will come from the Company, an outside source or possibly a currently available Australian research and development refundable tax credit. The Company believes it has sufficient funds to cover the planned JV development activities, if it is required to do so.

Financial Results

We incurred a net loss in 2013 of $4.1 million compared to a net loss of $4.1 million in 2012. The Net Loss from 2013 benefited from effect of the reduction in internal operations and receipt of $152,000 in the first quarter of 2013 from the conversion of an insurance company, in which we were a policyholder, from mutual to private ownership, but these beneficial effects were offset by inclusion of the operating expenses of LipimetiX Development, LLC. Net Loss includes operating expenses of LipimetiX Development, LLC, which totaled (net of intercompany transactions) $2,652,000 for 2013, and $1,133,000 for 2012.

Joint Venture

On August 3, 2012, we entered into a joint venture, LipimetiX Development, LLC ("JV") to develop Apo E mimetic peptide molecule AEM-28 and its analogs and we contributed $6.0 million to the JV. The JV has used $4 million of its cash through December 31, 2013. At December 31, 2013, we had cash and cash equivalents of $6.3 million, of which $2 million is held in, and reserved for use by, LipimetiX Development, LLC and unavailable for general use by the Company.

AEM-28

Apolipoprotein E is a 299 amino acid protein that plays an important role in lipoprotein metabolism. AEM-28 is a 28 amino acid mimetic of Apo E that contains a domain that anchors into a lipoprotein surface while also providing the Apo E receptor binding domain, which allows clearance through the heparan sulfate proteoglycan (HSPG) receptors (Syndecan-1)in the liver. AEM-28, as an Apo E mimetic, has the potential to restore the ability of these atherogenic lipoproteins to be cleared from the plasma, completing the reverse cholesterol transport pathway, and thereby reducing cardiovascular risk. This is an important mechanism of action for AEM-28. For patients that lack LDL receptors (Homozygous Familial Hypercholesterolemia, HoFH), or have Severe Refractory Hypercholesterolemia, AEM-28 may provide a therapeutic solution. The JV has an Exclusive License Agreement with the University of Alabama Birmingham Research Foundation for AEM-28 and certain of its analogs.

Conference Call Information

Management will hold a conference call and webcast today, Thursday, March 27, 2014 at 4:30 pm EDT. The call may be accessed at 877-303-2908 (U.S.), 408-427-3860 (outside U.S.); accompanying slides may be viewed by logging onto the Investors section of the Company's website, www.capstonethx.com. A replay will be available beginning March 27, 2014 at 7:30 pm EDT until midnight March 30, 2014, and may be accessed at 855-859-2056 (U.S.) or 404-537-3406 (outside U.S.) with conference ID 12618657.

About Capstone Therapeutics

Capstone Therapeutics is a biotechnology company committed to developing a pipeline of novel therapeutic peptides aimed at helping patients with under-served medical conditions. The Company is focused on development and commercialization of two product platforms: AZX100 and Apo E Mimetic Peptide Molecule AEM-28 and its analogs (through the LipimetiX Development, LLC, joint venture).

AZX100 is a novel synthetic 24-amino acid peptide, one of a new class of compounds in the field of smooth muscle relaxation and fibrosis. AZX100 has been evaluated for commercially significant medical applications such as the prevention or reduction of hypertrophic and keloid scarring and treatment of pulmonary and peridural fibrosis. We are currently performing limited pre-clinical studies in fibrosis with AZX100.

Capstone's corporate headquarters are in Tempe, Arizona. For more information, please visit the Company's website: www.capstonethx.com.

Statements in this press release or otherwise attributable to Capstone regarding our business that are not historical facts are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted results. These risks include the factors discussed in our Form 10-K for the fiscal year ended December 31, 2013, and other documents we file with the U.S. Securities and Exchange Commission.

Editor's Note: This press release is also available under the Investors section of the Company's website at www.capstonethx.com.

CAPSTONE THERAPEUTICS CORP.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,	December 31,
	2013	2012

ASSETS
Current assets
Cash and cash equivalents, $2,042 reserved at December 31, 2013	$ 6,258	$ 10,205
Other current assets	233	383
Total current assets	6,491	10,588

Patent license rights, net	823	980
Furniture and equipment, net	3	23
Total assets	$ 7,317	$ 11,591

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$ 88	$ 233
Other accrued liabilities	12	61
Total current liabilities	100	294

Equity
Capstone Therapeutics Corp. Stockholders' Equity
Common Stock $.0005 par value;	20	20
100,000,000 shares authorized; 40,885,411 shares in 2013 and 2012
Additional paid-in capital	189,215	189,181
Accumulated deficit ($154,256 at December 31, 2013 and $150,335 at December 31, 2012, accumulated during development stage period)	(182,018)	(178,097)
Total Capstone Therapeutics Corp. stockholders' equity	7,217	11,104
Noncontrolling interest	--	193
Total equity	7,217	11,297

Total liabilities and equity	$ 7,317	$ 11,591

CAPSTONE THERAPEUTICS CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

			As a Development
	Years ended December 31,		Stage Company
			August 5, 2004 --
	2013	2012	December 31, 2013

OPERATING EXPENSES
General and administrative	$ 1,169	$ 1,764	$ 32,655
Research and development	3,124	2,385	105,558
Purchased in-process research and development	--	--	34,311
Other	--	--	(375)
Total operating expenses	4,293	4,149	172,149

Interest and other income, net	(158)	(96)	(14,011)
Loss from continuing operations before taxes	4,135	4,053	158,138
Income tax benefit	(21)	--	(1,376)
Loss from continuing operations	4,114	4,053	156,762
Discontinued operations - net gain on sale of the bone device business, net of taxes of $267	--	--	(2,202)
Net Loss	4,114	4,053	154,560

Less: Net Loss attributable to the noncontrolling interest	(193)	(473)	(667)
Net Loss attributable to Capstone Therapeutics Corp. stockholders	$ 3,921	$ 3,580	$ 153,893
Per Share Information:
Net loss, basic and diluted, attributable to Capstone Therapeutics Corp. stockholders	$ 0.10	$ 0.09
Basic and diluted shares outstanding	40,885	40,879
CONTACT: Investor Relations
         (602) 286-5250
         investorinquiries@capstonethx.com